Exhibit 5.2

March 11, 2009

American Equity Investment Life Holding Company

5000 Westown Parkway, Suite 440

West Des Moines, Iowa 50266

Re:                             American Equity Investment Life Holding Company

Registration Statement on Form S-3

Ladies and Gentlemen:

I am the Chief Executive Officer, President and acting General Counsel for American Equity Investment Life Holding Company, an Iowa corporation (the “Company”), and have acted as counsel to the Company in connection with the Registration Statement on Form S-3 (the “Registration Statement”) to be filed on the date hereof by the Company and American Equity Capital Trust V and American Equity Capital Trust VI (together the “Trusts”) with the Securities and Exchange Commission (the “Commission”).  The Registration Statement relates to, among other things, the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act of 1933, as amended (the “Securities Act”), of the following securities with an aggregate offering price of up to $500,000,000: (i) senior or subordinated debt securities of the Company, in one or more series (the “Debt Securities”), which may be issued under the senior indenture, dated as of April 22, 2004, between the Company and U.S. Bank National Association, as trustee, or the subordinated indenture, dated as of April 22, 2004, between the Company and U.S. Bank National Association, as trustee, respectively (collectively, the “Indentures”); (ii) shares of preferred stock of the Company (the “Preferred Stock”), $1 par value per share, in one or more series; (iii) shares of common stock of the Company (the “Common Stock”), $1 par value per share; (iv) fractional shares of the Company’s Preferred Stock represented by depositary shares (the “Depositary Shares”) evidenced by depositary receipts (“Receipts”), which may be issued pursuant to one or more deposit agreements proposed to be entered into between the Company and a bank or trust company to be named (each, a “Deposit Agreement”) (the form of which will be filed by amendment to the Registration Statement or by a report on Form 8-K or other applicable periodic report pursuant to Item 601 of Regulation S-K under the Securities Act); (v) warrants (the “Warrants”) to purchase Debt Securities, Preferred Stock, Common Stock, Depositary Shares or securities of third parties or other rights, which may be issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”) (the form of which will be filed by amendment to the Registration Statement or by a report on Form 8-K or other applicable periodic report pursuant to Item 601 of Regulation S-K under the Securities Act) proposed to be entered into between the Company and a warrant agent or agents to be named (the “Warrant Agent” or “Warrant Agents”); (vi) stock purchase contracts of the Company (the “Stock Purchase Contracts”) obligating the holders to purchase from the Company, and the Company to sell to the holders, Preferred Stock,

Common Stock, Depositary Shares, Warrants, Debt Securities or other property of the Company or securities of third parties at a future date or dates, which may be issued under one or more purchase contract agreements (each, a “Purchase Contract Agreement”) (the form of which will be filed by amendment to the Registration Statement or by a report on Form 8-K or other applicable periodic report pursuant to Item 601 of Regulation S-K under the Securities Act) proposed to be entered into by the Company and a purchase contract agent or agents to be named (the “Purchase Contract Agent” or “Purchase Contract Agents”); (vii) stock purchase units of the Company (the “Stock Purchase Units”), each representing ownership of a Stock Purchase Contract, Warrants and/or any of the Debt Securities, Debt Securities or debt obligations of third parties, including United States Treasury obligations, other Stock Purchase Contracts or common stock, securing a holder’s obligation to purchase or to sell, as the case may be, shares of Common Stock, shares of Preferred Stock or Depositary Shares under the Stock Purchase Contract; (viii) trust preferred securities (the “Trust Preferred Securities”) of each of the Trusts, which may be issued pursuant to an Amended and Restated Declaration of Trust of each Trust (each, an “Amended Declaration”); (ix) guarantees by the Company (the “Trust Preferred Securities Guarantees”) of the Trust Preferred Securities, which may be issued in the form of a Trust Preferred Securities Guarantee Agreement (each, a “Guarantee Agreement”) to be entered into by the Company and a preferred guarantee trustee or trustees to be named; and (x) such indeterminate amount and number of each class or series of the foregoing securities as may be issued upon conversion, exchange, exercise or settlement, as applicable, of any other securities that provide for such conversion, exchange, exercise or settlement (collectively, “Indeterminate Securities”).  The Debt Securities, Preferred Stock, Common Stock, Warrants, Depositary Shares, Stock Purchase Contracts, Stock Purchase Units, Trust Preferred Securities, Trust Preferred Securities Guarantees and Indeterminate Securities are collectively referred to herein as the “Offered Securities.”

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with the opinions set forth herein, I have examined originals or copies, certified or otherwise identified to my satisfaction, of (i) the Registration Statement; (ii) a specimen certificate representing the Common Stock; (iii) the Articles of Incorporation of the Company, as amended to date and in effect on the date hereof; (iv) the Third Amended and Restated Bylaws of the Company, as in effect on the date hereof; and (v) certain resolutions of the Board of Directors of the Company relating to the issuance and sale of the Offered Securities and related matters. I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as I have deemed necessary or appropriate as a basis for the opinion set forth below.

In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making my examination of executed documents or documents to be executed, I have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties.

In addition, I have assumed that the terms of the Offered Securities will have been established so as not to, and that the execution and delivery by the Company of, and the performance of its obligations under, the Offered Securities, any Deposit Agreement, any Warrant Agreement and any Purchase Contract Agreement will not, violate, conflict with or constitute a default under (i) any agreement or other instrument to which the Company, the Trusts or their respective properties are subject; (ii) any law, rule or regulation to which the Company, any of the Trusts or their respective properties is subject; (iii) any judicial or regulatory order or decree of any governmental authority; or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority.

I have also assumed that (i) prior to the issuance of any Offered Securities, the Company will have duly authorized the issuance and terms of the Offered Securities under Iowa law; (ii) prior to the issuance of any Offered Securities, each of any Deposit Agreement, any Warrant Agreement and any Purchase Contract Agreement, as applicable, and each certificate or other executed document evidencing Offered Securities, will be duly authorized, executed and delivered by the Company under Iowa law; (iii) the choice of New York law, if applicable, in any Deposit Agreement, any Warrant Agreement or any Purchase Contract Agreement is legal and valid under the laws of other applicable jurisdictions; (iv) the execution and delivery by the Company of any Deposit Agreement, any Warrant Agreement, any Purchase Contract Agreement and each other certificate or executed document evidencing Offered Securities and the performance by the Company of its obligations thereunder did not and will not violate or conflict with any laws of Iowa; (v) the Company has and will have otherwise complied with all aspects of the laws of Iowa in connection with the transactions contemplated by the Registration Statement; (vi) the stock certificates evidencing the Preferred Stock to be issued will be in a form that complies with, and the terms of such Preferred Stock will be duly established in accordance with, the Iowa Business Corporation Act (the “IBCA”); and (vii) the stock certificate evidencing any Common Stock issued will conform to the specimen certificate which I examined and will be duly executed and delivered.  As to any facts material to the opinions expressed herein that I did not independently establish or verify, I have relied upon statements and representations of officers and other representatives of the Company, the Trusts and others.

My opinions set forth herein are limited to the laws of the State of Iowa that, in my experience, are normally applicable to transactions of the type contemplated by the Registration Statement and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). I do not express any opinion with respect to the laws of any jurisdiction other than Opined on Law or as to the effect of any such non-Opined on Law on the opinions herein stated. I am a member of the Bar in the State of Iowa. The Offered Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that:

1.                                       With respect to the shares of any series of Preferred Stock to be offered pursuant to the Registration Statement (the “Offered Preferred Stock”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Preferred Stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) the Board of Directors of the Company, or an authorized committee thereof, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and sale of the Offered Preferred Stock and related matters; (iv) the terms of the Offered Preferred Stock and of its issuance and sale have been duly established by all necessary corporate action in conformity with the Articles of Incorporation (as then in effect), including the Article of Amendment related to the Offered Preferred Stock (the “Article of Amendment”), and Bylaws (as then in effect); (v) the filing of the Article of Amendment with the Secretary of State of the State of Iowa has duly occurred; (vi) if the Offered Preferred Stock is to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Preferred Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; and (vii) certificates representing shares of the Offered Preferred Stock have been duly executed and delivered by the proper officers of the Company to the purchasers thereof against payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto, any Offered Preferred Stock, when issued and sold in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, or upon conversion, exchange or exercise of any other Offered Security or the instrument governing such Offered Security providing for such conversion, exchange or exercise, will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than the par value thereof.  In rendering the opinion set forth in this Paragraph 1, I have assumed that, at the time of issuance of any Offered Preferred Stock, (i) the Articles of Incorporation, the Bylaws and the IBCA shall not have been amended so as to affect the validity of such issuance and (ii) there shall be sufficient shares of Preferred Stock authorized under the Articles of Incorporation (as then in effect) and not otherwise reserved for issuance.

2.                                       With respect to any shares of Common Stock to be offered pursuant to the Registration Statement (the “Offered Common Stock”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Common Stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) the Board of Directors of the Company, or an authorized committee thereof, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and sale of the Offered Common Stock and related matters; (iv) the terms of the Offered Common Stock and of its issuance and sale of the Offered Common Stock have been duly established by all necessary corporate action in conformity with the Articles of Incorporation (as then in effect) and Bylaws (as then in effect); (v) if the Offered Common Stock is to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Common Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; and (vi) certificates representing shares of the Offered Common Stock have been duly executed and delivered by the proper officers of the Company to the purchasers thereof against payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto, the Offered Common Stock, when issued and sold in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, or upon conversion, exchange or exercise of any other Offered Security or the instrument governing such Offered Security providing for such conversion, exchange or exercise, will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than the par value thereof.  In rendering the opinion set forth in this Paragraph 2, I have assumed that, at the time of issuance of any Offered Common Stock, (i) the Articles of Incorporation, the Bylaws and the IBCA shall not have been amended so as to affect the validity of such issuance and (ii) there shall be sufficient shares of Common Stock authorized under the Articles of Incorporation (as then in effect) and not otherwise reserved for issuance.

3.                                       With respect to any Depositary Shares to be offered pursuant to the Registration Statement (the “Offered Depositary Shares”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Depositary Shares has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) the Board of Directors of the Company, or an authorized committee thereof, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and sale of the Offered Depositary Shares and related matters; (iv) if the Offered Depositary Shares are to be sold pursuant to a firm commitment underwritten offering, a purchase agreement with respect to the Offered Depositary Shares has been duly authorized, executed and delivered by the Company and the other parties thereto; (v) the terms of the Offered Depositary Shares and of their issuance and sale have been duly established in conformity with the applicable Deposit Agreement and the Offered Depositary Shares have been duly executed and countersigned in accordance with the provisions of the applicable Deposit Agreement and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor; (vi) the Preferred Stock relating to such Offered Depositary Shares have been duly and validly issued and paid for under Iowa Law and in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto; and (vii) the Receipts evidencing such Offered Depositary Shares are duly issued against the deposit of such Preferred Stock in accordance with the Deposit Agreement, such Receipts will entitle the holders thereof to the rights specified therein and in the Deposit Agreement, and the Offered Depositary Shares (including any Depositary Shares duly issued upon conversion, exchange or exercise of any Indeterminate Securities), when issued and sold in accordance with the applicable Deposit Agreement and the applicable purchase agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (c) public policy considerations which may limit the rights of parties to obtain remedies.

4.                                       With respect to any series of Warrants to be offered pursuant to the Registration Statement (the “Offered Warrants”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Warrants has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) the Board of Directors of the Company, or an authorized committee thereof, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and sale of the Offered Warrants and the Debt Securities, Preferred Stock, Common Stock, Depositary Shares issuable upon exercise of the Offered Warrants and related matters; (iv) if the Offered Warrants are to be sold pursuant to a firm commitment underwritten offering, a purchase agreement with respect to the Offered Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto; and (v) the terms of the Offered Warrants and of their issuance and sale have been duly established in conformity with the applicable Warrant Agreement and the Offered Warrants have been duly executed and countersigned in accordance with the provisions of the applicable Warrant Agreement and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Warrants (including any Warrants duly issued upon conversion, exchange or exercise of any Indeterminate Securities), when issued and sold in accordance with the applicable Warrant Agreement and the applicable purchase agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (c) public policy considerations which may limit the rights of parties to obtain remedies.

5.                                       With respect to any Stock Purchase Contracts to be offered pursuant to the Registration Statement (the “Offered Stock Purchase Contracts”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Stock Purchase Contracts has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) the Board of Directors of the Company, or an authorized committee thereof, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and sale of the Offered Stock Purchase Contracts and related matters; (iv) if the Offered Stock Purchase Contracts are to be sold pursuant to a firm commitment underwritten offering, a purchase agreement with respect to the Offered Stock Purchase Contracts has been duly authorized, executed and delivered by the Company and the other parties thereto; and (v) the terms of the Offered Stock Purchase Contracts and of the issuance and sale thereof have been duly established in conformity with the applicable Purchase Contract Agreement, including all necessary corporate action to authorize the issuance and terms of the Offered Stock Purchase Contracts that are a component of the Stock Purchase Units (including authorization of the issuance of the Common Stock, the Preferred Stock or the Debt Securities to be issued pursuant to such Stock Purchase Contracts) and the Offered Stock Purchase Contracts have been duly executed and authenticated in accordance with the provisions of the applicable Purchase Contract

Agreement and duly delivered to the purchasers thereof upon the payment of the agreed-upon consideration therefor, the Offered Stock Purchase Contracts, when issued and sold in accordance with the applicable Purchase Contract Agreement and the applicable purchase agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (c) public policy considerations which may limit the rights of parties to obtain remedies.

6.                                       With respect to any Stock Purchase Units to be offered pursuant to the Registration Statement (the “Offered Stock Purchase Units”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Stock Purchase Units has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) the Board of Directors of the Company, or an authorized committee thereof, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and sale of the Offered Stock Purchase Units and related matters; (iv) if the Offered Stock Purchase Units are to be sold pursuant to a firm commitment underwritten offering, a purchase agreement with respect to the Offered Stock Purchase Units has been duly authorized, executed and delivered by the Company and the other parties thereto; and (v) the terms of the Offered Stock Purchase Units and the related Stock Purchase Contracts and of their issuance and sale have been duly established, in conformity with the related Purchase Contract Agreements that are a component of the Offered Stock Purchase Units (including authorization of the issuance of the Common Stock, the Preferred Stock or the Debt Securities to be issued pursuant to such Stock Purchase Contracts), and the related Stock Purchase Contracts have been duly executed and authenticated in accordance with the provisions of the applicable Purchase Contract Agreement and duly delivered to the purchasers thereof upon the payment of the agreed-upon consideration therefor, the Offered Stock Purchase Units, when issued and sold in accordance with the applicable Purchase Contract Agreement and the applicable purchase agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (c) public policy considerations which may limit the rights of parties to obtain remedies.

I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. I also consent to the inclusion of my name under the caption “Legal Matters” in the Registration Statement. In giving this consent, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission. This opinion is expressed as of the date hereof unless otherwise expressly stated, and I disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ Wendy L. Carlson
Wendy L. Carlson
Chief Executive Officer, President and acting General Counsel